Exhibit 10.3

                        CONTRACT RESEARCH AGREEMENT

  This AGREEMENT made and entered into this 8th day of August, 1991, by and between CARRINGTON LABORATORIES, INC., a corporation organized and existing under the laws of the State of Texas (hereinafter referred to as "CARRINGTON"), and the TEXAS AGRICULTURE EXPERIMENTAL STATION (hereinafter referred to as "TAES"), an agency of the State of Texas, acting hereunder as agent for the Texas A&M University System (hereinafter referred to as "TAMUS"),

                                WITNESSETH:

  WHEREAS, CARRINGTON is engaged in pharmaceutical research and wishes to enter into a long-term relationship with TAES to conduct a Research Program (as hereinafter defined); and

  WHEREAS, TAES is willing and able and has the facilities to assist CARRINGTON with this Research Program:

  NOW, THEREFORE, the parties hereby agree as follows:


                             ARTICLE I: SCOPE

  1.1 RESEARCH PROGRAM: The purpose of this AGREEMENT is to conduct the research program set out in Appendix A (the "Research Program").

  1.2 ANNUAL BUDGETS: The Research Program shall be divided into annual budgets which shall define in detail the work to be performed under the Research Program during that year, the specific milestones for such work and the amounts authorized to be spent (hereinafter referred to as the "Annual Budgets") and which shall be defined and agreed upon by the parties each year while this AGREEMENT remains in effect. The Annual Budgets shall run from December 1 of each year through November 30 of the immediately following year, corresponding to CARRINGTON's fiscal year, and shall be finalized and agreed upon by the parties each October during the term of this AGREEMENT. Once agreed, each such Annual Budget shall become a part of this AGREEMENT as Appendix B.

  1.3 BEST EFFORTS: TAES agrees to use its best efforts to achieve the objectives of the Research Program in accordance with the Annual Budgets agreed to by the parties.


                             ARTICLE II: TERM

  The term of this AGREEMENT shall begin July 1, 1991 and shall end on November 30, 1996, unless sooner terminated in accordance with the provisions of Article XII below. During the period from July 1, 1991 through November 30, 1991 the parties shall collaborate on the preparation of the first Annual Budget for the performance of the Research Program.

                  ARTICLE III: CONSIDERATION AND PAYMENT

  PAYMENT FOR WORK: In consideration for TAES' performance of the Research Program, CARRINGTON shall pay TAES an amount agreed upon annually in connection with the negotiation of the Annual Budget. Notwithstanding this negotiation, the parties agree that the amount established under each Annual Budget shall not be less than $200,000, which is the minimum required for TAES to maintain a team of researchers dedicated to the Research Program.


                       ARTICLE IV: PROJECT DIRECTION

  4.1 SCIENTIFIC DIRECTION: TAES' performance of the Research Program shall be under the direction of an individual selected by CARRINGTON and agreed upon by TAES as Principal Investigator. Such individual shall be and shall remain an employee of TAES. The Principal Investigator shall serve at the discretion of both parties and shall exercise technical direction over the Research Program within the scope of each Annual Budget.

  4.2 ADMINISTRATIVE DIRECTION: All matters affecting the administration of this AGREEMENT or the interpretation hereof shall be referred to an individual selected by CARRINGTON and agreed upon by TAES as Contract Administrator. The Contract Administrator shall serve at the discretion of both parties and shall have authority to make changes in the scope of work, period of performance and report requirements for the Research Program, within the limits of each Annual Budget. Notwithstanding his broad authority under this Section 4.2, nothing herein shall be construed to permit the Contract Administrator unilaterally to amend or modify any of the terms of this AGREEMENT or to exceed the spending limits established under an Annual Budget.

  4.3 KEY INVESTIGATORS: The parties agree that the work of Ian Tizard, D.V.M., Ph.D., David Busbee, Ph.D. and Gerald Bratton, D.V.M., Ph.D. is crucial to the performance of the Research Program. The parties agree that CARRINGTON shall have the right to terminate this AGREEMENT upon 90 days' notice if at any time any of these individuals ceases to be connected with TAES as an employee.


                            ARTICLE V:  REPORTS

  5.1  FREQUENCY OF REPORTS: TAES shall provide to CARRINGTON:

         a)  interim reports as defined in the Annual Budgets;

         b) Any reports or memoranda pertaining to TAES' internal progress any time requested CARRINGTON;

         c) Copies of all research notebook pages or their equivalent ("Notebook") while the Research Program is in progress at any time requested by CARRINGTON; and

         d) A final report within 30 days of the completion of the Research Program.

  5.2 PROCEDURE FOR REPORTING: All TAES personnel working on the Research Program shall deliver all reports, memoranda or Notebook pages required under Section 5.1 above to the Principal Investigator. The Principal Investigator shall copy the materials and transmit them on a timely basis to CARRINGTON. The Principal Investigator is the only person authorized to copy any material provided by CARRINGTON or any material generated by TAES in connection with the Research Program.


                    ARTICLE VI: INDEPENDENT CONTRACTOR

  In the performance of its work hereunder, TAES is acting as an independent contractor and not as a partner, agent or employee of CARRINGTON.


                         ARTICLE VII:  PUBLICATION

  7.1 RIGHT TO PUBLISH: Subject to the provisions of this Article VII, TAES shall have the right to publish results obtained under the Research Program.


  7.2 PROCEDURE: Not less than 30 days prior to submission for publication, TAES shall provide CARRINGTON a copy of any paper it proposes to publish. CARRINGTON shall have the right to require TAES to delay submission for an additional period of up to 120 days from the time TAES requests publication order for CARRINGTON to secure patent or other intellectual property rights arising from or described in the paper. In addition CARRINGT0N shall have the right to prevent such publication where CARRINGTON claims in good faith that the publication would compromise its ability to maintain these results as a trade secret.

  7.3 OTHER MATTERS: TAES agrees to give good faith consideration to any comments or suggestions offered by CARRINGTON in regard to any paper proposed for publication, In the event TAES decides not to publish any results obtained under the Research Program, CARRINGTON shall have the right to publish them. TAES' failure to submit such results for publication within one year following completion of the study in question shall he deemed conclusive evidence of its decision not to publish under this Section 1.3.


                ARTICLE VIII: INTELLECTUAL PROPERTY RIGHTS

       All data, inventions, discoveries, trademarks, copyrights, patent rights and other intellectual property rights (the "Intellectual Property") arising under the Research Program, shall be the property of TAMUS. TAES hereby agrees to have each of its employees who work on the Research Program execute an Employee Confidentiality and Invention Agreement substantially in the form set out in Appendix C. CARRINGTON shall have the exclusive right to use such Intellectual Property, and in those cases where such Intellectual Property is perfected by the grant of an enforceable patent, shall pay TAES a reasonable royalty to he negotiated between the parties based upon the following factors:

            i)   The value of the intellectual Property to CARRINGTON;

            ii)  The relative contribution of each of the parties to  the
                 discovery  and/or   development  of   the   Intellectual
                 Property;

           iii)  The  investment by  CARRINGTON in  the Research Program:
                 and

           iv)   Payments made  by CARRINGT0N to  TAES under the Research
                 Program.

      TAES shall initiate and pay for all efforts to patent the intellectual Property and for the defense of any patents issued. CARRINGTON shall cooperate with such efforts and shall have the option, at its own cost and in its own name, to pursue patents for Intellectual Property and the defense of such patents in the event TAES declines to act in either regard within a reasonable period of time.


                           ARTICLE IX: SECURITY

      Information and data supplied by CARRINGTON or generated by TAES under the Research Program constitute valuable trade secrets whose confidentiality TAES undertakes to protect in accordance with the procedures established in this Article. The Principal investigator shall assign to each TAES employee performing work on the Research Program a Notebook or Notebooks for each separate project under the Research Program. Each employee shall verify, in writing, receipt of the Notebook or Notebooks. Each employee shall keep the Notebook or Notebooks under lock and key when they are not being utilized and shall not remove them from the premises where they are stored without the approval of the Principal Investigator. The Principal Investigator will make copies of the pages from the Notebooks for CARRINGTON as provided in Article V.


                      ARTICLE X: CONFIDENTIAL INFORMATION

  10.1 TYPES OF INFORMATION: Information used or transmitted hereunder by the parties shall be classified as "administrative" or "confidential" Administrative information pertains to the organizational or day-to-day instructional aspects of the Research Program or an Annual Budget. Confidential information means information containing trade secrets or any information arising out of the Research Program that generally is not available to the public or known in the industry.

  10.2 TRANSMISSION OF INFORMATION: Administrative information may be transmitted verbally or in writing. Confidential information must be transmitted in writing by registered or certified mail, by courier or as otherwise directed by CARRINGTON, postage prepaid, to the addresses of the parties set out in Article XIII,

  10.3 Notebooks: All data generated under the Research Program shall he recorded in accordance with Good Laboratory Practices if required for government regulatory approval purposes. All work performed by TAES shall be kept in Notebooks provided by CARRINGTON. Entries shall be made daily, in the English language, dated and promptly corroborated, witnessed and understood by two responsible persons. The author may be one of the witnesses. Upon completion of the Research Program. if requested by CARRINGTON, TAES shall deliver all original Notebooks to CARRINGTON. TAES agrees that CARRINGTON is and shall remain the owner of all Notebooks and the research data contained therein.

  10.4 OBLIGATlON TO MAINTAIN CONFIDENTIALITY: TAES shall not at anytime disclose confidential information to third parties or release such information for publication without CARRINGTON's prior consent in writing. TAES shall require all outside parties contracted to perform work under this AGREEMENT under TAES' supervision and who have access to confidential information to execute a confidential disclosure agreement substantially in the form set out in Appendix D. An executed copy of all such agreements shall be given by TAES to CARRINGTON.

  10.5 LOSS OF CONFIDENTIALITY: TAES shall not be required to maintain the confidentiality of any information:

         a) that was already in TAES' possession as evidenced by existing documentation prior to receipt of confidential information from CARRINGTON:

         b) that appears in issued patents or printed publications otherwise than by reason of a default by TAES or any of its employees or contractors under this AGREEMENT or any agreement entered into pursuant to Article VIII or Section
             10.4 hereof:

         c) that is or hereafter becomes generally available to the public on a non-confidential basis through no fault of TAES; or

         d) that is disclosed to TAES by third parties having the right to make such disclosures.


                          ARTICLE XI: TERMINATION

  Either party may terminate this AGREEMENT at the end of the fiscal year covered by any Annual Budget by giving notice to the other party not less than 90 days prior to the end of the fiscal year upon which such Annual Budget is based. Such termination shall not relieve CARRINGTON from its obligation to pay for all services, orders, materials or facilities committed in good faith prior to such termination, nor shall such termination relieve TAES of its obligation to finish work to which it committed under an Annual Budget or of its obligations and the restrictions established in Articles V (Reports), VII (Publication), VIII (Intellectual Property Rights), IX (Security) and, (Confidential Information), all of which shall survive the termination of this AGREEMENT.

                            ARTICLE XII: NOTICE

  Notices hereunder shall be deemed to have been properly given when sent by registered or certified mail, postage prepaid and addressed to the appropriate party at its address set forth below or such other address as such party shall have established by written notice to the other:

  If to CARRINGTON:

             2001 Walnut Hill Lane
             Irving, TX 75038
             Attn: President

  with a copy to:

             1300 E. Rochelle
             Irving, TX 75062
             Attn: Vice President. R&D


  If to TAES:

             Texas Agriculture Experimental Station
             P.0. Box 3578
             College Station, TX 71843


                        ARTICLE XIII: MISCELLANEOUS

  13.1 SOLE AGREEMENT: This AGREEMENT constitutes the sole agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding, whether written or oral, with respect thereto.

  13.2 AMENDMENTS: No provision of this AGREEMENT may be modified, waived or amended except by an instrument in writing signed by the party against which the change is sought to be enforced. Any such modification, waiver or amendment must be signed by the President or by the Executive Vice President in order to bind CARRINGTON.

  13.3 NO ASSIGNABILITY: This AGREEMENT may not be assigned by either party without the written approval of the other party.

  13.4 GOVERNING LAW: This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Texas.

  13.5 WAIVER: No delay or omission of CARRINGTON to exercise any right upon the occurrence of any default hereunder shall impair any such right or be construed as a waiver of such right or an acquiescence to such default.

  13.6 AUTHORITY: Each person signing this AGREEMENT represents that he has full and complete authority to execute this AGREEMENT on behalf of the organization he is representing.

  IN WITNESS WHEREOF, the parties have executed this AGREEMENT in multiple copies on the day and date first written above.

  CARRINGTON LABORATORIES, INC.        TEXAS AGRICULTURE EXPERIMENTAL
                                       STATION

  BY: /s/                              BY:  /s/
      ---------------                  ----------------------------
      KARL H. MEISIER                  TITLE: Robert G. Merrifield,
      PRESIDENT                               Deputy Direct

                                APPENDIX A

                           THE RESEARCH PROGRAM


       The Research Program consists of research in the form of testing, studies and publications consistent with the following broad objectives:


           1. Testing of CARRINGTON Wound and Skin Care Division products.

           2. Testing of CARRINGTON's experimental drug acemannan and its derivatives.

           3. Investigation into the mechanism of action of polydispersed acemannan.

           4. In vitro testing of the efficacy of molecular weight fractions of polydispersed acemannan.

           5. In vitro testing of the efficacy of derivatives of molecular weight fractions of polydispersed acemannan.

           6. Animal efficacy testing of molecular weight fractions of acemannnan.

           7. Animal efficacy testing of derivatives of molecular weight fractions of acemannan.

           8. Publication of papers demonstrating the superiority of CARRINGTON products.

  These general objectives shall be applied to the planning and approval of Annual Budgets. The research Program and these objectives may not be modified except upon the written approval of both parties.

                                APPENDIX B

                              ANNUAL BUDGET

                 [TO BE NEGOTIATED ANNUALLY AND APPENDED

                  HERETO IN ACCORDANCE WITH SECTION 12]

                                APPENDIX C

           Employee's Confidentiality and Invention Agreement

  This agreement is made and entered into this ___ day of ________, 19_, by and between the Texas Agriculture Experimental Station ("TAES") and (Name of Emp1oyee) ("you").

  In consideration of your, employment or continued employment by TAES, and of salary, wages, bonuses or other compensation to be paid by TABS to you, we agree as follows:

  As used in this agreement, the following definitions apply:

  Confidential Information means information disclosed to you or known to you as a result of your employment by TAES. where such information is not generally known to the pharmaceutical trade or industry, concerning products, processes, machines, services, and operations being developed by TAES in connection with a Contract Research Agreement (the "Contract Research Agreement") with Carrington Laboratories, Inc. ("Carrington"). Confidential Information includes, but is not limited to, research, development, manufacturing, purchasing, finance, data processing, engineering, marketing, merchandising and selling, and corresponding information about the products, processes, machines, services and operations of Carrington, as well as research projects, findings, or reports, business plans, formulas, processes, methods of manufacture, sales, costs, pricing data, new drug, cosmetic or device data and lists of suppliers and customers.

  Invention means any discovery, improvement, process, product, or device that is (a) conceived, discovered or made by you, either alone or with others, during or after the term of your employment with TAES;
  (b) based on Confidential Information; and (c) (i) related to the actual or anticipated business or activities of Carrington, (ii) related to Carrington's actual or anticipated research development,
  (iii) suggested by or resulting from any tasks assigned to you or work performed by you for or on behalf of TAES in connection with the Contract Research Agreement, or (iv) conceived, discovered or made with the use of Carrington's facilities, materials or personnel.

  1.   Disclosure of Confidential Information

         You acknowledge that Confidential Information is a valuable asset of TAES and Carrington and that unauthorized disclosure or utilization thereof could hurt their interests. Therefore, both during and after the term of your employment by TAES, you agree not to disclose to any person or organization, other than TAES and Carrington, or to utilize for your benefit or profit or the benefit or profit of any person or organization other than TAES and Carrington, any Confidential Information, except as may be authorized in writing by TAES.

  2.   Ownership of Inventions

       The following shall be the property of TAES exclusively:

       (a) Any Invention conceived, discovered or made by you, whether individually or with others, whether patentable or not:

       (b) Any patent, patent application or record relating to any Invention.

  3.   Disclosure of Inventions

       You will promptly disclose to TAES and keep adequate records on any Invention you make.

  4.   Obtaining and Enforcement of Patents

       Without further consideration from or charge to TAES, whenever requested to do so by TAES, you will give all testimony, execute any applications, assignments or other instruments, and in general do all lawful things reasonably requested of you by TAES to enable TAES to obtain, maintain and enforce protection of any intellectual property rights it may have in any Invention for and in the name of TAES or its nominee in all countries of the world. These obligations shall continue beyond the termination of your employment with TAES. TAES will pay any necessary expenses in connection with these matters,

  5.   Disclaimer

       You represent that you are under no obligation to any former employer or third party which is in any way inconsistent with this agreement or which imposes any restrictions on your activities with TAES, except as described in any attachment to this agreement.

  6.   Confidential Information of Prior Emplovers

       You will not disclose to TAES or induce TAES to use any secret or confidential information or material belonging to others, including former employers, if any. In case of doubt with respect to your obligations towards a prior employer, you should consult with TAES' General Counsel or designee.

  7.   Removal and Return of TAES Property

       You shall not keep elsewhere than on TAES premises, nor remove therefrom, any property of TAES or Carrington, except and only so long as may be required for the performance of your duties for TAES. Upon termination of employment with TAES, you shall turn over to a designated individual employed by TAES all property then in your possession or custody and belonging to TAES or Carrington. You shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs. or other documents relating in any way to the affairs of TABS or Carrington which are entrusted to you at any time during your employment with TABS.

  8.   Miscellaneous Provisions

       (a)  Any  failure  on  the  part  of  TAES  to  insist  upon  the
  performance  of  this  agreement,  or  any  part  thereof,   will  not
  constitute a waiver of any right under this agreement.

       (b) In the event any provision, or any portion of any provision of this agreement should be declared invalid or unenforceable for any reason by a court of competent jurisdiction, such provision or portion thereof shall be considered separate and apart from the remainder of this agreement, which shall remain in full force and effect.

       (c) This Agreement shall be binding upon and inure to the benefit of the heirs. executors, administrators, successors and assigns of the parties.

       (d) This Agreement shall be for and inure to the benefit of Carrington Laboratories. Inc. and its successors and assigns as a third party beneficiary.

       (e) This agreement shall be governed by and construed according to the laws of the State of Texas.

       (f) A breach or default by you of the provisions of this Agreement shall cause TAES or Carrington to suffer irreparable harm, and in such event, TAES or Carrington shall be entitled, as a matter of right, to a restraining order or other injunctive relief from any court of competent jurisdiction, restraining any further violation thereof by you, and those in active concert or participation with you. The right to a restraining order or other injunctive relief shall be supplemental to any other right or remedy TAES or Carrington may have, including, without limitation, the right to recover damages for the breach or default of any of the terms of this Agreement.

  IN WITNESS WHEREOF the parties have hereunto set their hands this ________ day _________of 19__.


  WITNESSES:                              (Your Name)
                                      TEXAS AGRICULTURE EXPERIMENTAL
  -----------------                   STATION

                                      BY /s/
  -----------------                      ---------------------------

                               APPENDIX D
                    CONFIDENTIAL DISCLOSURE AGREEMENT

         THIS AGREEMENT, made effective as of this __ day of ______, 199_, by and between TEXAS AGRICULTURE EXPERIMENTAL STATION, an agency of the State of Texas with offices located in College Station, Texas 77843 (hereinafter referred to as "TAES") and [Name and address of Contractor] ("CONTRACTOR") (TAES and CONTRACTOR being hereinafter referred to singularly as a "PARTY" and collectively as the "PARTIES"),

                               WITNESSETH:

         WHEREAS, TAES is performing work under a Contract Research Agreement with Carrington Laboratories, Inc. for the development of proprietary technology, know-how, data, info1 'nation and patents regarding a novel immune response modifier known under the generic name acemannan (hereinafter referred to as the "COMPOUND") and regarding a line of wound and skin care products (hereinafter referred to as the "PRODUCTS"), which technology, know-how, data, information and parents are hereinafter collectively referred to as the "INFORMATION";

        WHEREAS, CONTRACTOR desires to receive INFORMATION and tangible objects embodying said INFORMATION (said tangible objects collectively referred to hereafter as 'MATERIAL') in order to perform work for TAES in regard to the COMPOUND and/or the PRODUCTS; and

       WHEREAS, TAES has the right and is willing to provide CONTRACTOR with the INFORMATION and the MATERLAL as may be necessary to permit CONTRACTOR to perform such work;

       NOW THEREFORE, in consideration of the covenants and conditions set forth below, TAES and COTRACTOR do hereby agree as follows:

       1.  TAES  will  provide  CONTRACTOR   with  the  INFORMATION  and
  MATERIAL in order for CONTRACTOR to Perform its work.

       2. CONTRACTOR shall hold in confidence the INFORMATION and MATERIAL provided to it by TAES under this AGREEMENT. This obligation shall continue in full force and effect unless (and only to the extent) waived by TAES in writing.

       3. CONTRACTOR shall not use the INFORMATION or MATERIAL which it is required to hold in confidence hereunder for any purpose other than performing work for TAES.

       4. CONTRACTOR agrees to limit disclosure of the INFORMATION and MATERIAL received from TAES hereunder to only those of its employees whom it' considers necessary to perform its work for TAES and then only after such employees have undertaken to comply with the terms of this AGREEMENT in a written statement signed by each employee. CONTRACIOR also agrees to take reasonable precautions to avoid unauthorized disclosure or use of the INFORMATION and MATERIALS by third parties.

       5.   CONTRACTOR  represents   that  it  has  no   obligations  or
  commitments inconsistent with this AGREEMENT.

       6. This AGREEMENT shall be binding upon and inure to the benefit of the permitted successors and assigns of the PARTIES hereto, but neither PARTY shall assign this AGREEMENT without the prior written consent of the other PARTY.

       7. This AGREEMENT may be terminated by either PARTY upon thirty (30) days advance written notice to the other PARTY, at their respective addresses as written above, except that the provisions of Paragraphs 2, 3 and 4 above shall survive for a period of five (5) years from the date of termination. Upon termination CONTRACTOR within thirty (30) days shall confirm to TAES in writing that all MATERIAL have been returned to TAES.

       8. CONTRACTOR shall promptly rerun] remaining tangible forms of INFORMATION and MATERIAL supplied by TAES pursuant to this AGREEMENT upon termination of this AGREEMENT,

       9. It is understood by both PARTIES that of this AGREEMENT does not constitute a license to use the INFORMATION Or MATERIAL other than as specified herein.

       10. It is understood by both PARTIES that the confidentiality obligations under Paragraphs 2, 3 and 4 above shall not apply to INFORMATION or MATERIAL disclosed to CONTRACTOR hereunder:

            (a) where use, publication or disclosure by CONTRACTOR of any INFORMATION or MATERIAL is permitted under terms of a written contract between TAES and CONTRACTOR;

            (b) where the INFORMATION or MATERIAL was known or used by CONTRACTOR prior to the disclosure by TAES, as evidenced by a written or printed document;

            (c) where the INFORMATION or MATERIAL was known to the public or generally available to the public prior to the date it was received by CONTRACTOR:

            (d) where the INFORMATION or MATERIAL became known to the public or generally available to the public, subsequent to the date it was received by CONTRACTOR, without CONTRACTOR being responsible therefor; or

            (e) where the INFORMATION or MATERIAL is lawfully disclosed to CONTRACTOR by a third party not deriving the same from TAES.

       Exceptions (d) and (e) above shall apply only from and after the date such INFORMATION or MATERIAL shall become known or generally available to the public or shall be received from said third party respectively.

       Specific INFORMATION or MATERIAL shall not be deemed to be within the exceptions (a) through (e) above merely because it is embraced by more general MATERIAL within one of the exceptions. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are generally known to the public.

  11. (a) This AGREEMENT shall be for and inure to the benefit of Carrington Laboratories, Inc. and its successors and assigns as a third party beneficiary.

       (b) This AGREEMENT shall be governed by and construed in accordance with the substantive Laws of the State of Texas without regard to Texas choice-of-law principles.

       (c)  Any  failure  on  the  part  of  TAES  to  insist  upon  the
  performance  of  this  AGREEMENT,  or  any  part  thereof,   will  not
  constitute a waiver of any right under this AGREEMENT.

       d) In the event any provision, or any portion of any provision, of this AGREEMENT should be declared invalid or unenforceable for any reason by a court of competent jurisdiction, such provision or portion thereof shall be considered separate and apart from the remainder of this AGREEMENT, which shall remain in full force and effect.

       e) This AGREEMENT shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the PARTIES.

       IN   WITNESS  WHEREOF,  the  PARTIES  hereto  have   caused  this
  AGREEMENT to be executed by their duly authorized representatives to be effective as of the date first above written.

  BY: /s/
     -----------------------------------
  TEXAS AGRICULTURE EXPERIMENTAL STATION



  BY:
     -----------------------------------
  CONTRACTOR